UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 1, 2008 (June 27, 2008)

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 2nd Avenue, S.E.,
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, Ameris Bancorp (the “Company”) issued a press release announcing the appointment as of that date of Marc J. Bogan as Executive Vice President and Chief Operating Officer of the Company.  Mr. Bogan will begin serving in this role immediately.  His chief responsibilities include retail banking services, operations, information technology, and non-core business lines.

Mr. Bogan, who is 42, has served since September, 2006 as the Company’s Regional Executive for the Coastal Region of South Carolina.  From April, 2004 until September, 2006, Mr. Bogan served as Sales Executive with South Carolina Bank and Trust, responsible for retail banking, sales, advertising, public relations, training, credit card, and treasury services.  Prior to that time, he served as Regional President for Beaufort County for South Carolina Bank and Trust from June, 2001 through April, 2004, responsible for all market development and retail, commercial, mortgage and private banking in the Beaufort County, South Carolina market.

A copy of the Company’s press release regarding Mr. Bogan’s appointment is attached as Exhibit 99.1 to this Current Report.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1   Press release dated June 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:  /s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated:  July 1, 2008